EXHIBIT 10.2
THE NEW YORK TIMES COMPANY
SUPPLEMENTAL EXECUTIVE SAVINGS PLAN
AMENDMENT No. 2
THIS INSTRUMENT made as of the 28th day of March, 2011, by the ERISA Management Committee (the “Committee”) of The New York Times Company (the “Company”).
W I T N E S S E T H
WHEREAS, the Company maintains The New York Times Company Supplemental Executive Savings Plan, as amended from time to time (the “Plan”), for the benefit of its eligible employees; and

WHEREAS, pursuant to Section 7.2 of the Plan, the Committee is authorized to adopt administrative amendments that do not result in a change of benefits; and

WHEREAS, the Committee desires to amend the Plan, effective January 1, 2011, to change the frequency with which interest is credited to Participants' Accounts;
NOW, THEREFORE, the Plan is hereby amended, effective January 1, 2011, as follows:

1.	Section 3.3,	“Interest,” is hereby deleted in its entirety and the following substituted in its place:

	“ 3.3	Interest. A Participant's Account shall be credited with interest daily based on the yield of the Barclays Capital Long Credit index as of the last business day in October of the preceding
Plan Year or based on such successor index as may be selected by the EMC.”

2.	Section 4.3 is hereby amended by adding the following sentence to the end of the second paragraph:

“In the event payment of the Participant's benefit is delayed, the Participant's Account shall continue to be credited with interest in accordance with Section 3.3 until the date of distribution.”

IN WITNESS WHEREOF, the Committee has caused this amendment to be executed by a duly authorized member as of the date first set forth above.

ERISA MANAGEMENT COMMITTEE
By:	/s/ R. Anthony Benten
R. Anthony Benten
Chairman